Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

                May 24, 2004
                Thomas S. Irwin (954) 987-4000 ext. 7560
                Victor H. Mendelson (305) 374-1745 ext. 7590

                           HEICO REPORTS SIGNIFICANTLY
                            IMPROVED 2ND QTR RESULTS
          58% Increase In Net Income & 66% Increase in Operating Income
            On 27% Increase in Net Sales; Continued Strong Cash Flow

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A and HEI) today reported that net income for the second quarter of 2004 increased 58% to $4,108,000, or 16 cents per diluted share, compared to net income of $2,608,000, or 11 cents per diluted share, for the second quarter of fiscal 2003.

Net sales for the second quarter of fiscal 2004 were up 27% to $52,793,000 from $41,591,000 in the second quarter of fiscal 2003.

For the first six months of fiscal 2004, net income increased 35% to $7,349,000, or 29 cents per diluted share, from $5,442,000, or 22 cents per diluted share, in the first six months of fiscal 2003. Net sales increased 19% to $98,944,000 in the first six months of fiscal 2004 from $83,379,000 in the first six months of fiscal 2003.

Cash flow from operating activities for the first half of fiscal 2004 increased 24% to $16.7 million from $13.5 million in the first six months of fiscal 2003 and equaled 228% of the Company's net income. Capital expenditures totaled $2.2 million in the first half of fiscal 2004.

All per share and share information has been adjusted retroactively to give effect to a 10% stock dividend paid in January 2004.

Operating income increased 66% to $8,172,000 for the second quarter of fiscal 2004 from $4,931,000 for the second quarter of fiscal 2003 and increased 41% to $14,745,000 for the first six months of fiscal 2004 from $10,460,000 for the first six months of fiscal 2003. The increase in operating income for the second quarter and the first six months of fiscal 2004 reflects increased sales and higher margins within each of the Company's two operating segments, the Flight Support Group (FSG) and the Electronic Technologies Group (ETG).

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

For the second quarter of fiscal 2004, sales of the FSG increased 24% to $37,710,000 from $30,376,000 for the second quarter of fiscal 2003. For the first six months of fiscal 2004, FSG sales increased 16% to $71,967,000 from $62,262,000 for the first six months of fiscal 2003. The increase in revenues for the second quarter and first six months of fiscal 2004 resulted primarily from improved demand for the Company's replacement parts and repair and overhaul services, which reflects continuing recovery in aftermarket demand from the commercial airline industry, as well as increased sales of new products.

Operating income of the FSG increased 44% to $6,012,000 for the second quarter of fiscal 2004 from $4,162,000 for the second quarter of fiscal 2003 and increased 19% to $11,338,000 for the first six months of fiscal 2004 from $9,539,000 for the first six months of fiscal 2003. The increase in operating income for the second quarter and first six months of fiscal 2004 reflects the higher sales and improved margins within the FSG.

Sales of the ETG increased 34% to $15,143,000 for the second quarter of fiscal 2004 from $11,288,000 for the second quarter of fiscal 2003 and increased 27% to $27,082,000 for the first six months of fiscal 2004 from $21,288,000 for the first six months of fiscal 2003. The increase in sales for the second quarter and the first six months of fiscal 2004 is primarily due to the acquisition of Sierra Microwave Technology in December 2003.

Operating income of the ETG increased 94% to $3,703,000 for the second quarter of fiscal 2004 from $1,904,000 for the second quarter of fiscal 2003 and increased 132% to $6,187,000 for the first six months of fiscal 2004 from $2,672,000 for the first six months of fiscal 2003. The increase in operating income for the second quarter and the first six months of fiscal 2004 reflects the acquisition of Sierra and sales of higher margin products.

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "We are pleased to report both increased sales and improved margins in each of our business segments, reflecting both organic growth and growth through acquiring profitable, well-managed businesses. We also believe that our ongoing new product development efforts and strategic relationships with some of the world's major airlines within the Flight Support Group contributed to our improved operating results. With our recently announced strategic relationship with Japan Airlines, we now have six unique partner positions with major international airlines.

As we continue to add new products and further penetrate our markets, we expect the Flight Support Group's operating margins to continue to improve during the balance of fiscal 2004, while maintaining our strong operating margins in our Electronic Technologies Group.

We are also pleased to note continued strong cash flow. Cash flow from operating activities in the second quarter of fiscal 2004 totaled $9 million, allowing us to reduce borrowings under our revolving credit facility by $10 million in the quarter.

As we look forward to the second half of fiscal 2004, we expect further improvements in our sales and operating results. Based on current market conditions, we continue to target fiscal 2004 sales and earnings growth of at least 15% and 30%, respectively, over fiscal 2003. The Company does not give guidance on quarterly sales and earnings."

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

The Company has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives 1/10 vote per share and the Common Stock (HEI) receives one vote per share. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

As previously announced, HEICO will hold a conference call on May 25, 2004 at 8:30 a.m. Eastern Daylight Time to discuss its second quarter results. Individuals wishing to participate in the conference call should dial:
U.S./Canada/International/Local 302-709-8328, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM221973. A digital replay will be available one hour after the completion of the conference for 14 days. To access, dial: U.S./Canada/International/Local 402-220-2946 and enter Passcode/Conference ID 221973#.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to telecommunications, electronics and medical equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and assumptions. HEICO's actual results could differ materially from those expressed in or implied by those forward-looking statements as a result of factors, including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense or space spending by U.S. and/or foreign customers, or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aerospace, defense and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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

HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                               THREE MONTHS ENDED APRIL 30,
                                                             --------------------------------
                                                                  2004              2003
                                                             --------------    --------------
Net sales                                                    $   52,793,000    $   41,591,000
Cost of sales                                                    34,079,000        27,690,000
Selling, general and administrative expenses                     10,542,000         8,970,000
                                                             --------------    --------------
Operating income                                                  8,172,000         4,931,000
Interest expense                                                   (301,000)         (285,000)
Interest and other income                                             4,000             8,000
                                                             --------------    --------------
Income before income taxes and minority interests                 7,875,000         4,654,000
Income tax expense                                                2,701,000         1,641,000
                                                             --------------    --------------
Income before minority interests                                  5,174,000         3,013,000
Minority interests' share of income                               1,066,000           405,000
                                                             --------------    --------------
Net income                                                   $    4,108,000    $    2,608,000
                                                             ==============    ==============
Net income per share:/(1)/
  Basic                                                      $          .17    $          .11
  Diluted                                                    $          .16    $          .11
Weighted average number of common shares outstanding:/(1)/
  Basic                                                          24,048,105        23,120,139
  Diluted                                                        25,741,078        24,293,619

                                                               THREE MONTHS ENDED APRIL 30,
                                                             --------------------------------
                                                                  2004              2003
                                                             --------------    --------------
Operating segment information: -
  Net sales:
    Flight Support Group                                     $   37,710,000    $   30,376,000
    Electronic Technologies Group                                15,143,000        11,288,000
    Intersegment sales                                              (60,000)          (73,000)
                                                             --------------    --------------
                                                             $   52,793,000    $   41,591,000
                                                             ==============    ==============
  Operating income:
    Flight Support Group                                     $    6,012,000    $    4,162,000
    Electronic Technologies Group                                 3,703,000         1,904,000
    Other, primarily corporate                                   (1,543,000)       (1,135,000)
                                                             --------------    --------------
                                                             $    8,172,000    $    4,931,000
                                                             ==============    ==============

/(1)/ All per share and share information has been adjusted retroactively to give effect to a 10% stock dividend paid in January 2004.

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HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                                SIX MONTHS ENDED APRIL 30,
                                                             --------------------------------
                                                                  2004              2003
                                                             --------------    --------------
Net sales                                                    $   98,944,000    $   83,379,000
Cost of sales                                                    64,694,000        55,702,000
Selling, general and administrative expenses                     19,505,000        17,217,000
                                                             --------------    --------------
Operating income                                                 14,745,000        10,460,000
Interest expense                                                   (632,000)         (630,000)
Interest and other income                                             2,000            89,000
                                                             --------------    --------------
Income before income taxes and minority interests                14,115,000         9,919,000
Income tax expense                                                4,856,000         3,498,000
                                                             --------------    --------------
Income before minority interests                                  9,259,000         6,421,000
Minority interests' share of income                               1,910,000           979,000
                                                             --------------    --------------
Net income                                                   $    7,349,000    $    5,442,000
                                                             ==============    ==============
Net income per share:/(1)/
  Basic                                                      $          .31    $          .24
  Diluted                                                    $          .29    $          .22
Weighted average number of common shares outstanding:/(1)/
  Basic                                                          23,896,675        23,103,219
  Diluted                                                        25,687,039        24,382,028

                                                                SIX MONTHS ENDED APRIL 30,
                                                             --------------------------------
                                                                  2004              2003
                                                             --------------    --------------
Operating segment information: -
  Net sales:
    Flight Support Group                                     $   71,967,000    $   62,262,000
    Electronic Technologies Group                                27,082,000        21,288,000
    Intersegment sales                                             (105,000)         (171,000)
                                                             --------------    --------------
                                                             $   98,944,000    $   83,379,000
                                                             ==============    ==============
  Operating income:
    Flight Support Group                                     $   11,338,000    $    9,539,000
    Electronic Technologies Group                                 6,187,000         2,672,000
    Other, primarily corporate                                   (2,780,000)       (1,751,000)
                                                             --------------    --------------
                                                             $   14,745,000    $   10,460,000
                                                             ==============    ==============

/(1)/ All per share and share information has been adjusted retroactively to give effect to a 10% stock dividend paid in January 2004.

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

HEICO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                             APRIL 30, 2004    OCTOBER 31, 2003
                                                             --------------    ----------------
Cash and cash equivalents                                    $    3,445,000    $      4,321,000
Accounts receivable, net                                         31,803,000          28,820,000
Inventories                                                      49,367,000          51,240,000
Prepaid expenses and other current assets                        10,310,000          10,103,000
                                                             --------------    ----------------
  Total current assets                                           94,925,000          94,484,000
Property, plant and equipment, net                               36,649,000          35,537,000
Goodwill                                                        216,317,000         188,700,000
Other assets                                                     15,507,000          14,523,000
                                                             --------------    ----------------
  Total assets                                               $  363,398,000    $    333,244,000
                                                             ==============    ================

Current maturities of long-term debt                         $       57,000    $         29,000
Other current liabilities                                        23,954,000          22,657,000
                                                             --------------    ----------------
  Total current liabilities                                      24,011,000          22,686,000
Long-term debt, net of current maturities                        44,100,000          31,984,000
Other non-current liabilities                                    18,709,000          16,479,000
                                                             --------------    ----------------
  Total liabilities                                              86,820,000          71,149,000
Minority interests in consolidated subsidiaries                  42,129,000          40,577,000
Shareholders' equity                                            234,449,000         221,518,000
                                                             --------------    ----------------
  Total liabilities and shareholders' equity                 $  363,398,000    $    333,244,000
                                                             ==============    ================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                                SIX MONTHS ENDED APRIL 30,
                                                             --------------------------------
                                                                 2004                2003
                                                             --------------    ----------------
Cash flows from operating activities:
  Net income                                                 $    7,349,000    $      5,442,000
  Depreciation and amortization                                   3,415,000           3,272,000
  Deferred income tax provision                                   1,716,000           1,922,000
  Minority interests' share of income                             1,910,000             979,000
  (Increase) decrease in accounts receivable                     (1,198,000)          3,245,000
  Decrease in inventories                                         2,418,000             172,000
  Other                                                           1,135,000          (1,532,000)
                                                             --------------    ----------------
    Net cash provided by operating activities                    16,745,000          13,500,000
                                                             --------------    ----------------
Cash flows from investing activities:
  Capital expenditures                                           (2,220,000)         (2,343,000)
  Acquisitions and related costs, net of cash acquired          (27,581,000)            (83,000)
  Other                                                            (740,000)            468,000
                                                             --------------    ----------------
    Net cash used in investing activities                       (30,541,000)         (1,958,000)
                                                             --------------    ----------------
Cash flows from financing activities:
  Borrowings (payments) on revolving credit facilities, net      12,000,000          (8,000,000)
  Other                                                             920,000            (419,000)
                                                             --------------    ----------------
    Net cash provided by (used in) financing activities          12,920,000          (8,419,000)
                                                             --------------    ----------------
Net (decrease) increase in cash and cash equivalents               (876,000)          3,123,000
Cash and cash equivalents at beginning of year                    4,321,000           4,539,000
                                                             --------------    ----------------
Cash and cash equivalents at end of period                   $    3,445,000    $      7,662,000
                                                             ==============    ================